Inform                              10333 East Dry Creek Road, Suite 270
Worldwide Holdings, Inc.                    Englewood,  CO  80112
                                            303.662.0900   Phone
                                            303.662.0700   Fax



FOR  IMMEDIATE  RELEASE

                                                                   PRESS RELEASE

For more information, contact:
          Mirjam  Wielheesen
          Inform  Worldwide  Holdings,  Inc.
          Phone:  303-662-0900  x  226
          E-Mail:  investorrelations@informworldwide.com
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Intemet:  www.informworldwide.com
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                    ANYTHING INTERNET CHANGES NAME AND SYMBOL


Denver,  Colorado  -  November  16, 2000 - Anything Internet Corporation (OTCBB:
ANYI) announces that its shareholders approved a name change to Inform Worldwide Holdings Inc. and will be trading under the symbol (OTCBB: IWWH), effective Friday, November 17, 2000.

At the annual meeting November 14, shareholders ratified the new name, signaling the company's shift in focus to location and mapping based services.

"The name better reflects the company's mission and focus on providing location-based services for commercial and consumer applications," stated Chairman and CEO Larry Arnold. "It reflects the complete transition of the company to serve emerging mobile and wireless markets." Mr. Arnold further stated, "If you want something located, tracked, found or mapped, we can do it."

IWWH serves as a holding company for Inform Worldwide Inc. (Inform) and Mapas y Datos, which it is acquiring under a definitive agreement. Inform is a syndicator of location-based technologies, that combine geography and the Internet. Inform delivers its location-based services through an E-hub platform combining ASP capabilities with map content, real-time monitoring and a variety of software applications. Mapas y Datos is the leading developer of mapping and location-based applications in Latin America. It is best known for its Spanish mapping portal "Mapas Latinos," www.maoaslatinos.com.
                                    --------------------

Through its subsidiaries, IWWH is an early mover in the emergent field of L-commerce. L-commerce consists of "location-aware" applications that deliver location and geographic information for commercial use. The company enables Internet based "location services" to deliver information to users based on the location of fixed and/or mobile assets through Internet and/or wireless communication devices. Presently, the services offered include Internet-based tracking of vehicles and valuable assets and specialized Internet mapping portals. These services are provided through the company's Application Service Provider (ASP) business model over the Internet through wireless mobile devices. The company intends to leverage its core capabilities to become the leading provider of location-based services in the Americas.


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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Anything Internet Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Anything Internet Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Anything Internet's filings with the Securities and Exchange Commission.
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